Exhibit 99.1
News Release
FIS Reports Fourth Quarter and Full Year 2013 Results
5% Revenue Growth to Record $6.1 Billion; 13% Adjusted EPS Growth for the Year

Full year 2013
•Revenue of $6.1 billion, up 5 percent on organic basis
•Adjusted EPS from continuing operations of $2.83, up 13 percent
•Free cash flow of $826 million
•$732 million in share repurchases and cash dividends returned to shareholders

Fourth quarter 2013
•Revenue of $1.6 billion; up 5 percent on organic basis
•International organic revenue growth accelerates to 13 percent
•Adjusted EPS from continuing operations of $0.76, up 12 percent
•Free cash flow of $334 million

JACKSONVILLE, Fla., February 4, 2014 - FIS™ (NYSE:FIS), the world’s largest provider of banking and payments technology, today reported a 2013 revenue increase of 5 percent on a reported basis to $6.1 billion from $5.8 billion a year earlier. GAAP net earnings from continuing operations attributable to common stockholders was $491.2 million, or $1.67 per diluted share, compared to $540.4 million, or $1.82 per diluted share in 2012. GAAP net earnings in 2013 includes previously announced charges for amended acquisition-related earn-out and incentive plan provisions of $0.48 per share attributable to Capco’s performance and growth expectations, and debt refinancing costs of $0.14 per share.

Full year 2013 revenue increased 5 percent on an organic basis from the prior year, which excludes the impact of acquisitions and changes in foreign currency. Adjusted EBITDA increased 5 percent to $1.84 billion and adjusted EBITDA margin increased 10 basis points to 30.2 percent. Adjusted net earnings from continuing operations attributable to common stockholders increased to $831.3 million from $743.6 million in 2012. Adjusted net earnings per diluted share increased 13 percent to $2.83 from $2.50 in 2012.

“FIS delivered another year of record adjusted earnings driven by successful execution of our global growth strategy. These results mark our third consecutive year of 5 percent organic revenue growth and our sixth consecutive year of double-digit adjusted EPS growth,” said Frank Martire, chairman and CEO of FIS. “Strong cash flow allowed FIS to return $732 million in share repurchases and dividends to our shareholders in 2013 while increasing investment for future growth. The significant increase in the new share repurchase authorization and dividend reflect our confidence in FIS’ long-term growth strategy and deep client relationships.”

FIS’ scale, solution breadth and financial industry expertise enable clients to succeed in this era of rapid financial services evolution.

“We enter 2014 focused on continuing to deliver significant value to our clients and shareholders,” continued Martire. “We expect 2014 revenue growth of 4.5 percent to 6.5 percent fueled by increased investment in global growth initiatives and adjusted earnings per share growth of 8 percent to 12 percent.”

Fourth Quarter 2013
Revenue increased to $1.6 billion from $1.5 billion in the fourth quarter 2012 or 5 percent on a reported and organic basis. GAAP net earnings from continuing operations attributable to common stockholders were $76.4 million, or $0.26 per diluted share, compared to $145.3 million, or $0.49 per diluted share in the prior year quarter. Fourth quarter 2013 GAAP net earnings include the previously announced charge for amended acquisition-related earn-out and incentive plan provisions related to Capco of $0.35 per share, acquisition-related purchase amortization of $0.13 per share and international restructuring charges of $0.02 per share.

Adjusted EBITDA increased 4 percent to $486.9 million from $470.3 million in the fourth quarter 2012. Adjusted EBITDA margin was 30.8 percent compared to 31.4 percent in the prior year quarter reflecting growth in consulting and services, and higher corporate expenses. Adjusted net earnings from continuing operations attributable to common stockholders increased 10 percent to $222.0 million from $201.4 million in the fourth quarter 2012. Adjusted net earnings per diluted share increased 12 percent to $0.76 from $0.68 in the fourth quarter 2012.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

•	Financial Solutions:

Fourth quarter 2013 revenue increased 4 percent on a reported and organic basis to $603.5 million from $578.4 million a year earlier reflecting growth in consulting and digital delivery channels. Adjusted EBITDA increased 1 percent to $239.7 million from $236.9 million a year ago. Adjusted EBITDA margin was 39.7 percent compared to 41.0 percent a year earlier, reflecting a change in revenue mix.

Full year 2013 revenue increased 4 percent to $2.3 billion from $2.2 billion a year earlier and rose 3 percent on an organic basis driven by growth in consulting and services. Full year adjusted EBITDA increased 6 percent to $937.9 million compared to $884.2 million in 2012 and adjusted EBITDA margin increased 60 basis points to 40.0 percent. Higher termination fees also contributed to full year results.

•	Payment Solutions:

Fourth quarter 2013 revenue increased 3 percent on a reported and organic basis to $618.3 million from $601.3 million a year earlier. Revenue from check-related businesses was $110.3 million, down 4 percent from the prior year quarter. Adjusted EBITDA increased 7 percent to $261.9 million from $245.9 million a year earlier. Adjusted EBITDA margin expanded 150 basis points to 42.4 percent.

Full year 2013 revenue increased 3 percent on a reported and organic basis to $2.5 billion from $2.4 billion a year earlier driven by continued growth in image and output solutions, loyalty programs, network solutions and bill payment, and higher termination fees. Revenue from check-related businesses was $434.6 million in 2013, down 1 percent from 2012. Full year adjusted EBITDA increased 7 percent to $1.0 billion compared to $968.0 million in 2012. Adjusted EBITDA margin increased 160 basis points to 42.3 percent.

•	International Solutions:

Fourth quarter 2013 revenue increased 11 percent to $357.1 million from $320.9 million a year earlier. Revenue rose 13 percent on an organic basis including double digit growth in Latin America and continued growth in Europe and Asia. Adjusted EBITDA increased 11 percent to $98.9 million from $89.2 million in the prior-year quarter, and adjusted EBITDA margin was 27.7 percent, compared to 27.8 percent in the prior-year quarter reflecting continued strong demand for consulting and professional services and increased processing revenue, partially offset by lower license revenue.

Full year 2013 revenue increased 8 percent to $1.3 billion from $1.2 billion a year earlier and rose 11 percent on an organic basis including double digit growth in Latin America and Asia. Full year adjusted EBITDA increased 11 percent to $304.3 million compared to $275.3 million in 2012. Adjusted EBITDA margin increased 60 basis points to 23.9 percent.

•	Corporate/Other:

Fourth quarter 2013 corporate costs, as adjusted, were $113.6 million, up from $101.7 million in the prior-year quarter. For the year, corporate costs, as adjusted, were $445.0 million, up from $382.3 million in the prior year. The increase for both periods reflects higher sales and marketing expense and an increase in health-care expense. The full year expense increase also reflects increased investment in security and risk management.

Interest expense, net of interest income, decreased to $43.4 million in the fourth quarter from $52.7 million a year earlier. Full year interest expense, net of interest income, decreased to $188.2 million from $222.7 million in 2012, resulting from lower borrowing costs.

The non-GAAP effective tax rate was 33.1 percent in the fourth quarter and 32.4 percent for the full year, compared to 34.0 percent and 32.7 percent in the prior year periods, respectively.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $547.5 million as of Dec. 31, 2013. Debt outstanding totaled approximately $4.5 billion compared to $4.4 billion as of year-end 2012.

Net cash provided by operations was $1.1 billion for the year compared to $1.0 billion in 2012. Capital expenditures increased to $336.2 million from $296.1 million in 2012 reflecting incremental growth investment. Free cash flow was $826.2 million for the year, compared to $872.8 million in the prior year, reflecting higher cash tax payments and incremental capital expenditures in 2013.

FIS repurchased approximately 10.7 million common shares at a total cost of approximately $476 million and an average cost of $44.58 per share in 2013, including fourth quarter purchases of approximately 2.5 million shares at a total cost of approximately $126 million. The company paid shareholder dividends totaling $256 million in 2013, compared to $235 million in 2012.

2014 Outlook

FIS’ outlook for revenue growth and earnings per share in 2014 is as follows:

•	Revenue growth of 4.5 to 6.5 percent

•	Adjusted EPS from continuing operations of $3.05 to $3.16, an increase of 8 to 12 percent compared to $2.83 per share in 2013

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will host a webcast on February 4 to discuss fourth quarter and full year 2013 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations Web site, and a telephone replay will be available through February 18 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 315027. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA), adjusted EBITDA margin, adjusted net earnings (including per share amounts) and free cash flow.

Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2013.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA (2013 comparative data) excludes adjustments related to the December 2010 acquisition of Capco and severance and other charges related to cost management initiatives in certain international markets.

Adjusted EBITDA (2012 comparative data) excludes charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Adjusted net earnings (2013 comparative data) exclude the after-tax impact of acquisition-related amortization, a net benefit related to a gain on the mFoundry acquisition, debt issuance and refinancing costs, adjustments related to the Capco acquisition and severance and other charges related to cost management initiatives in certain international markets.

Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition-related amortization, debt refinancing costs and charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted operating cash flow is GAAP cash flow from operations adjusted for the net change in settlement assets and obligations, the cash payment premium related to the early redemption of senior notes, adjustments for cash payments related to the acquisition of Capco, adjustments for cash payments for executive severance, and the 2012 tax payment attributable to the sale of the Healthcare Benefit Solutions Business.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 434 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

###

For More Information:

Ellyn Raftery, 904.438.6083	Nancy Murphy, 904.438.6192
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	nancy.murphy@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 4, 2014

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2013 and 2012

Exhibit B	Consolidated Balance Sheets - Unaudited as of December 31, 2013 and 2012

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2013 and 2012

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2013 and 2012

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2013 and 2012

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

			Exhibit A

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Processing and services revenues	$1,578.5	$1,500.1	$6,070.7	$5,807.6
Cost of revenues	1,054.8	1,007.5	4,085.6	3,946.9
Gross profit	523.7	492.6	1,985.1	1,860.7
Selling, general and administrative expenses	300.1	206.5	920.7	781.5
Operating income	223.6	286.1	1,064.4	1,079.2
Other income (expense):
Interest expense, net	(43.4)	(52.7)	(188.2)	(222.7)
Other income (expense), net	(0.3)	(1.1)	(51.2)	(25.3)
Total other income (expense), net	(43.7)	(53.8)	(239.4)	(248.0)
Earnings from continuing operations before income taxes	179.9	232.3	825.0	831.2
Provision for income taxes	95.2	78.9	309.2	270.9
Earnings from continuing operations, net of tax	84.7	153.4	515.8	560.3
Earnings (loss) from discontinued operations, net of tax	(4.5)	(8.6)	1.9	(79.2)
Net earnings	80.2	144.8	517.7	481.1
Net (earnings) loss attributable to noncontrolling interest	(8.3)	(8.1)	(24.6)	(19.9)
Net earnings attributable to FIS common stockholders	$71.9	$136.7	$493.1	$461.2
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.26	$0.50	$1.70	$1.85
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.02)	(0.03)	0.01	(0.27)
Net earnings per share-basic attributable to FIS common stockholders *	$0.25	$0.47	$1.70	$1.58
Weighted average shares outstanding-basic	288.7	292.3	289.7	291.8
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.26	$0.49	$1.67	$1.82
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.02)	(0.03)	0.01	(0.27)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.25	$0.46	$1.68	$1.55
Weighted average shares outstanding-diluted	293.0	297.8	294.2	297.5
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$76.4	$145.3	$491.2	$540.4
Earnings (loss) from discontinued operations, net of tax	(4.5)	(8.6)	1.9	(79.2)
Net earnings attributable to FIS common stockholders	$71.9	$136.7	$493.1	$461.2

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$547.5	$517.6
Settlement deposits	327.4	32.6
Trade receivables, net	987.9	925.7
Settlement receivables	178.2	128.3
Other receivables	62.1	30.2
Due from Brazilian venture partner	35.8	42.0
Prepaid expenses and other current assets	154.1	111.9
Deferred income taxes	58.9	55.9
Total current assets	2,351.9	1,844.2
Property and equipment, net	439.0	419.5
Goodwill	8,500.0	8,381.5
Intangible assets, net	1,339.3	1,576.2
Computer software, net	856.5	847.0
Deferred contract costs, net	206.8	211.2
Other noncurrent assets	266.6	270.1
Total assets	$13,960.1	$13,549.7

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$768.0	$624.6
Due to Brazilian venture partner	13.7	18.8
Settlement payables	518.6	172.2
Current portion of long-term debt	128.8	153.9
Deferred revenues	243.6	287.3
Total current liabilities	1,672.7	1,256.8
Deferred revenues	27.2	42.2
Deferred income taxes	823.6	821.8
Long-term debt, excluding current portion	4,339.8	4,231.6
Due to Brazilian venture partner	34.5	40.5
Other long-term liabilities	325.0	363.2
Total liabilities	7,222.8	6,756.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.8
Additional paid in capital	7,247.6	7,197.0
Retained earnings	2,341.9	2,105.8
Accumulated other comprehensive earnings	(9.9)	30.0
Treasury stock $0.01 par value	(3,003.0)	(2,695.7)
Total FIS stockholders’ equity	6,580.5	6,640.9
Noncontrolling interest	156.8	152.7
Total equity	6,737.3	6,793.6
Total liabilities and equity	$13,960.1	$13,549.7

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$517.7	$481.1
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	614.6	632.8
Amortization of debt issue costs	19.9	29.4
ClearPar contingent consideration	(26.8)	—
Gain on mFoundry acquisition	(9.2)	—
Gain on sale of assets	(4.8)	(23.5)
Stock-based compensation	53.4	83.8
Deferred income taxes	1.5	(40.9)
Excess income tax benefit from exercise of stock options	(40.4)	(30.6)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(56.1)	(68.0)
Settlement activity	(1.7)	(16.8)
Prepaid expenses and other assets	(41.5)	(9.0)
Deferred contract costs	(67.1)	(60.0)
Deferred revenue	(60.7)	(11.1)
Accounts payable, accrued liabilities and other liabilities	161.5	79.5
Net cash provided by operating activities	1,060.3	1,046.7

Cash flows from investing activities:
Additions to property and equipment	(131.7)	(123.7)
Additions to computer software	(204.5)	(172.4)
Receipt of contingent consideration from ClearPar sale	26.8	—
Acquisitions, net of cash acquired and equity investments	(150.5)	(63.6)
Net proceeds from sale of assets	—	339.5
Other investing activities, net	(4.8)	(3.0)
Net cash used in investing activities	(464.7)	(23.2)

Cash flows from financing activities:
Borrowings	10,494.4	11,160.3
Repayment of borrowings and capital lease obligations	(10,421.8)	(11,587.4)
Debt issuance costs	(18.7)	(48.3)
Excess income tax benefit from exercise of stock options	40.4	30.6
Proceeds from exercise of stock options	143.0	276.6
Treasury stock activity	(475.9)	(511.3)
Dividends paid	(256.3)	(234.8)
Other financing activities, net	(51.1)	(6.5)
Net cash used in financing activities	(546.0)	(920.8)

Effect of foreign currency exchange rate changes on cash	(19.7)	(0.6)

Net increase in cash and cash equivalents	29.9	102.1
Cash and cash equivalents, at beginning of period	517.6	415.5
Cash and cash equivalents, at end of period	$547.5	$517.6

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended December 31, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$603.5	$618.3	$357.1	$(0.4)	$1,578.5
Operating income (loss)	$202.4	$241.5	$48.6	$(268.9)	$223.6
Non-GAAP adjustments:
Capco acquisition adjustments	(3.2)	—	22.0	78.2	97.0
International restructuring charges	—	—	9.1	—	9.1
Purchase price amortization	—	—	—	58.1	58.1
Non-GAAP operating income (loss)	199.2	241.5	79.7	(132.6)	387.8

Depreciation and amortization from continuing operations	40.5	20.4	19.2	19.0	99.1
Adjusted EBITDA	$239.7	$261.9	$98.9	$(113.6)	$486.9

Non-GAAP operating margin	33.0%	39.1%	22.3%	N/M	24.6%

Adjusted EBITDA margin	39.7%	42.4%	27.7%	N/M	30.8%

	Three months ended December 31, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$578.4	$601.3	$320.9	$(0.5)	$1,500.1
Operating income (loss)	$193.1	$224.3	$71.1	$(202.4)	$286.1
Non-GAAP adjustments:
Stock and other compensation charges	—	—	—	24.7	24.7
Purchase price amortization	—	—	0.1	60.3	60.4
Non-GAAP operating income (loss)	193.1	224.3	71.2	(117.4)	371.2
Depreciation and amortization from continuing operations	43.8	21.6	18.0	15.7	99.1
Adjusted EBITDA	$236.9	$245.9	$89.2	$(101.7)	$470.3

Non-GAAP operating margin	33.4%	37.3%	22.2%	N/M	24.7%

Adjusted EBITDA margin	41.0%	40.9%	27.8%	N/M	31.4%

Total revenue growth from prior year period
Three months ended December 31, 2013	4.3%	2.8%	11.3%	N/M	5.2%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Year ended December 31, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,344.4	$2,454.9	$1,273.9	$(2.5)	$6,070.7
Operating income (loss)	$781.8	$958.4	$197.8	$(873.6)	$1,064.4
Non-GAAP adjustments:
Capco acquisition adjustments	(3.2)	—	22.0	128.4	147.2
International restructuring charges	—	—	9.1	—	9.1
Purchase price amortization	—	—	0.2	232.9	233.1
Non-GAAP operating income (loss)	778.6	958.4	229.1	(512.3)	1,453.8

Depreciation and amortization from continuing operations	159.3	79.7	75.2	67.3	381.5
Adjusted EBITDA	$937.9	$1,038.1	$304.3	$(445.0)	$1,835.3

Non-GAAP operating margin	33.2%	39.0%	18.0%	N/M	23.9%

Adjusted EBITDA margin	40.0%	42.3%	23.9%	N/M	30.2%

	Year ended December 31, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,246.4	$2,380.6	$1,180.5	$0.1	$5,807.6
Operating income (loss)	$716.2	$881.2	$202.2	$(720.4)	$1,079.2
Non-GAAP adjustments:
Stock and other compensation charges	—	—	—	43.2	43.2
Purchase price amortization	—	—	0.2	241.1	241.3
Non-GAAP operating income (loss)	716.2	881.2	202.4	(436.1)	1,363.7
Depreciation and amortization from continuing operations	168.0	86.8	72.9	53.8	381.5
Adjusted EBITDA	$884.2	$968.0	$275.3	$(382.3)	$1,745.2

Non-GAAP operating margin	31.9%	37.0%	17.1%	N/M	23.5%

Adjusted EBITDA margin	39.4%	40.7%	23.3%	N/M	30.1%

Total revenue growth from prior year period
Year ended December 31, 2013	4.4%	3.1%	7.9%	N/M	4.5%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE RECONCILIATION — UNAUDITED
(In millions)

					Exhibit D (continued)

	Three months ended December 31,
	2013			2012
			Constant		In Year	Adjusted	Organic
	Reported	FX	Currency	Reported	Acquisitions	Base	Growth
Financial Solutions	$603.5	$1.0	$604.5	$578.4	$4.7	$583.1	3.7%
Payment Solutions	618.3	0.4	618.7	601.3	—	601.3	2.9%
International Solutions	357.1	11.1	368.2	320.9	5.8	326.7	12.7%
Corporate and Other	(0.4)	—	(0.4)	(0.5)	—	(0.5)	N/M
Total processing and services revenue	$1,578.5	$12.5	$1,591.0	$1,500.1	$10.5	$1,510.6	5.3%

	Year ended December 31,
	2013			2012
			Constant		In Year	Adjusted	Organic
	Reported	FX	Currency	Reported	Acquisitions	Base	Growth
Financial Solutions	$2,344.4	$2.8	$2,347.2	$2,246.4	$32.9	$2,279.3	3.0%
Payment Solutions	2,454.9	0.8	2,455.7	2,380.6	—	2,380.6	3.2%
International Solutions	1,273.9	46.0	1,319.9	1,180.5	8.1	1,188.6	11.0%
Corporate and Other	(2.5)	—	(2.5)	0.1	—	0.1	N/M
Total processing and services revenue	$6,070.7	$49.6	$6,120.3	$5,807.6	$41.0	$5,848.6	4.6%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES - UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2013	December 31, 2013
Net cash provided by operating activities	$384.4	$1,060.3
Non-GAAP adjustments:
Settlement activity	(1.9)	1.7
Capco contingent purchase price and executive severance (1)	48.8	48.8
Bond premium payment (2)	—	51.6
Adjusted cash flows from operations	431.3	1,162.4
Capital expenditures	(97.6)	(336.2)
Free cash flow	$333.7	$826.2

	Three months ended	Year ended
	December 31, 2012	December 31, 2012
Net cash provided by operating activities	$328.7	$1,046.7
Non-GAAP adjustments:
Settlement activity	0.7	16.8
Taxes paid on sale of Healthcare Benefit Solutions Business (3)	$105.4	$105.4
Adjusted cash flows from operations	434.8	1,168.9
Capital expenditures	(69.8)	(296.1)
Free cash flow	$365.0	$872.8

(1)
Free cash flow for the three months and year ended December 31, 2013 excludes payments for executive severance and contingent purchase price. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Subsequent contingent purchase price payments are reported in the net cash provided by operating activities.

(2)	Free cash flow for the year ended December 31, 2013 excludes the one time bond payment on our 2017 senior notes that were redeemed in May 2013.

(3)
Free cash flow for the three months and year ended December 31, 2012 excludes the one time tax payment attributable to the sale of the Healthcare Benefit Solutions Business. Proceeds from the Healthcare sale are reflected in investing activities on the Statement of Cash Flows.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2013	2012	2013	2012

Net earnings from continuing operations attributable to FIS	$76.4	$145.3	$491.2	$540.4
Plus provision for income taxes	95.2	78.9	309.2	270.9
Interest expense, net	43.4	52.7	188.2	222.7
Other, net	8.6	9.2	75.8	45.2

Operating income	223.6	286.1	1,064.4	1,079.2
Non-GAAP adjustments:
Capco acquisition adjustments	97.0	—	147.2	—
International restructuring charges	9.1	—	9.1	—
Stock and other compensation adjustments	—	24.7	—	43.2
Purchase price amortization	58.1	60.4	233.1	241.3
Non-GAAP operating income	387.8	371.2	1,453.8	1,363.7
Depreciation and amortization from continuing operations	99.1	99.1	381.5	381.5
Adjusted EBITDA	$486.9	$470.3	$1,835.3	$1,745.2

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended December 31, 2013
		Capco	International		Purchase
		Acquisition	Restructuring		Price
	GAAP	Adjustments (1)	Charges (2)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$1,578.5	$—	$—	$1,578.5	$—	$1,578.5
Cost of revenues	1,054.8	(9.8)	—	1,045.0	(58.1)	986.9
Gross profit	523.7	9.8	—	533.5	58.1	591.6
Selling, general and administrative	300.1	(87.2)	(9.1)	203.8	—	203.8
Operating income	223.6	97.0	9.1	329.7	58.1	387.8
Other income (expense):
Interest income (expense), net	(43.4)	—	—	(43.4)	—	(43.4)
Other income (expense), net	(0.3)	—	—	(0.3)	—	(0.3)
Total other income (expense)	(43.7)	—	—	(43.7)	—	(43.7)
Earnings (loss) from continuing operations before income taxes	179.9	97.0	9.1	286.0	58.1	344.1
Provision for income taxes	95.2	(5.2)	3.2	93.2	20.6	113.8
Earnings (loss) from continuing operations, net of tax	84.7	102.2	5.9	192.8	37.5	230.3
Earnings (loss) from discontinued operations, net of tax (8)	(4.5)	—	—	(4.5)	—	(4.5)
Net earnings (loss)	80.2	102.2	5.9	188.3	37.5	225.8
Net (earnings) loss attributable to noncontrolling interest	(8.3)	—	—	(8.3)	—	(8.3)
Net earnings (loss) attributable to FIS common stockholders	$71.9	$102.2	$5.9	$180.0	$37.5	$217.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$76.4	$102.2	$5.9	$184.5	$37.5	$222.0
Earnings (loss) from discontinued operations, net of tax (8)	(4.5)	—	—	(4.5)	—	(4.5)
Net earnings (loss) attributable to FIS common stockholders	$71.9	$102.2	$5.9	$180.0	$37.5	$217.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.26	$0.35	$0.02	$0.63	$0.13	$0.76
Weighted average shares outstanding — diluted	293.0	293.0	293.0	293.0	293.0	293.0

Effective tax rate	53%					33%

Supplemental information:
Depreciation and amortization				$157.2	(58.1)	$99.1
Stock compensation expense, excluding acceleration charges						$14.6
Stock acceleration charges						—
Total stock compensation expense						$14.6

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

							Exhibit E (continued)

	Year ended December 31, 2013
		Capco	Long-term	International			Purchase
		Acquisition	Debt	Restructuring	Gain on		Price
	GAAP	Adjustments (1)	Refinance (3)	Charges (2)	mFoundry (4)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$6,070.7	$—	$—	$—	$—	$6,070.7	$—	$6,070.7
Cost of revenues	4,085.6	(16.1)	—	—	—	4,069.5	(233.1)	3,836.4
Gross profit	1,985.1	16.1	—	—	—	2,001.2	233.1	2,234.3
Selling, general and administrative	920.7	(131.1)	—	(9.1)	—	780.5	—	780.5
Operating income	1,064.4	147.2	—	9.1	—	1,220.7	233.1	1,453.8
Other income (expense):
Interest income (expense), net	(188.2)	—	—	—	—	(188.2)	—	(188.2)
Other income (expense), net	(51.2)	—	60.9	—	(9.2)	0.5	—	0.5
Total other income (expense)	(239.4)	—	60.9	—	(9.2)	(187.7)	—	(187.7)
Earnings (loss) from continuing operations before income taxes	825.0	147.2	60.9	9.1	(9.2)	1,033.0	233.1	1,266.1
Provision for income taxes	309.2	4.9	18.3	3.2	(3.0)	332.6	77.6	410.2
Earnings (loss) from continuing operations, net of tax	515.8	142.3	42.6	5.9	(6.2)	700.4	155.5	855.9
Earnings (loss) from discontinued operations, net of tax (8)	1.9	—	—	—	—	1.9	—	1.9
Net earnings (loss)	517.7	142.3	42.6	5.9	(6.2)	702.3	155.5	857.8
Net (earnings) loss attributable to noncontrolling interest	(24.6)	—	—	—	—	(24.6)	—	(24.6)
Net earnings (loss) attributable to FIS common stockholders	$493.1	$142.3	$42.6	$5.9	$(6.2)	$677.7	$155.5	$833.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$491.2	$142.3	$42.6	$5.9	$(6.2)	$675.8	$155.5	$831.3
Earnings (loss) from discontinued operations, net of tax (8)	1.9	—	—	—	—	1.9	—	1.9
Net earnings (loss) attributable to FIS common stockholders	$493.1	$142.3	$42.6	$5.9	$(6.2)	$677.7	$155.5	$833.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.67	$0.48	$0.14	$0.02	$(0.02)	$2.30	$0.53	$2.83
Weighted average shares outstanding — diluted	294.2	294.2	294.2	294.2	294.2	294.2	294.2	294.2

Effective tax rate	37%							32%

Supplemental information:
Depreciation and amortization						$614.6	(233.1)	$381.5
Stock compensation expense, excluding acceleration charges								$53.4
Stock acceleration charges								—
Total stock compensation expense								$53.4

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended December 31, 2012
		Stock and Other		Purchase
		Compensation		Price
	GAAP	Charges (5)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$1,500.1	$—	$1,500.1	$—	$1,500.1
Cost of revenues	1,007.5	—	1,007.5	(60.4)	947.1
Gross profit	492.6	—	492.6	60.4	553.0
Selling, general and administrative	206.5	(24.7)	181.8	—	181.8
Operating income	286.1	24.7	310.8	60.4	371.2
Other income (expense):
Interest income (expense), net	(52.7)	—	(52.7)	—	(52.7)
Other income (expense), net	(1.1)	—	(1.1)	—	(1.1)
Total other income (expense)	(53.8)	—	(53.8)	—	(53.8)
Earnings (loss) from continuing operations before income taxes	232.3	24.7	257.0	60.4	317.4
Provision for income taxes	78.9	8.4	87.3	20.6	107.9
Earnings (loss) from continuing operations, net of tax	153.4	16.3	169.7	39.8	209.5
Earnings (loss) from discontinued operations, net of tax (8)	(8.6)	—	(8.6)	—	(8.6)
Net earnings (loss)	144.8	16.3	161.1	39.8	200.9
Net (earnings) loss attributable to noncontrolling interest	(8.1)	—	(8.1)	—	(8.1)
Net earnings (loss) attributable to FIS common stockholders	$136.7	$16.3	$153.0	$39.8	$192.8

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$145.3	$16.3	$161.6	$39.8	$201.4
Earnings (loss) from discontinued operations, net of tax (8)	(8.6)	—	(8.6)	—	(8.6)
Net earnings (loss) attributable to FIS common stockholders	$136.7	$16.3	$153.0	$39.8	$192.8

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.49	$0.05	$0.54	$0.13	$0.68
Weighted average shares outstanding — diluted	297.8	297.8	297.8	297.8	297.8

Effective tax rate	34%				34%

Supplemental information:
Depreciation and amortization			$159.5	(60.4)	$99.1
Stock compensation expense, excluding acceleration charges					$12.0
Stock acceleration charges					11.3
Total stock compensation expense					$23.3

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Year ended December 31, 2012
		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (5)	Refinance (6)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$5,807.6	$—	$—	$5,807.6	$—	$5,807.6
Cost of revenues	3,946.9	—	—	3,946.9	(241.3)	3,705.6
Gross profit	1,860.7	—	—	1,860.7	241.3	2,102.0
Selling, general and administrative	781.5	(43.2)	—	738.3	—	738.3
Operating income	1,079.2	43.2	—	1,122.4	241.3	1,363.7
Other income (expense):
Interest income (expense), net	(222.7)	—	—	(222.7)	—	(222.7)
Other income (expense), net	(25.3)	—	18.4	(6.9)	—	(6.9)
Total other income (expense)	(248.0)	—	18.4	(229.6)	—	(229.6)
Earnings (loss) from continuing operations before income taxes	831.2	43.2	18.4	892.8	241.3	1,134.1
Provision for income taxes	270.9	14.6	6.2	291.7	78.9	370.6
Earnings (loss) from continuing operations, net of tax	560.3	28.6	12.2	601.1	162.4	763.5
Earnings (loss) from discontinued operations, net of tax (8)	(79.2)	—	—	(79.2)	2.7	(76.5)
Net earnings (loss)	481.1	28.6	12.2	521.9	165.1	687.0
Net (earnings) loss attributable to noncontrolling interest	(19.9)	—	—	(19.9)	—	(19.9)
Net earnings (loss) attributable to FIS common stockholders	$461.2	$28.6	$12.2	$502.0	$165.1	$667.1

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$540.4	$28.6	$12.2	$581.2	$162.4	$743.6
Earnings (loss) from discontinued operations, net of tax (8)	(79.2)	—	—	(79.2)	2.7	(76.5)
Net earnings (loss) attributable to FIS common stockholders	$461.2	$28.6	$12.2	$502.0	$165.1	$667.1

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.82	$0.10	$0.04	$1.95	$0.55	$2.50
Weighted average shares outstanding — diluted	297.5	297.5	297.5	297.5	297.5	297.5

Effective tax rate	33%					33%

Supplemental information:
Depreciation and amortization				$622.8	(241.3)	$381.5
Stock compensation expense, excluding acceleration charges						$63.5
Stock acceleration charges						19.6
Total stock compensation expense						$83.1

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and years ended December, 2013 and 2012.

The adjustments are as follows:

(1)
The adjustments in this column represent increases to the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015. This liability was increased $97.0 million in December 2013 as a result of amendments to the earn-out provisions based on management's outlook and increased projections of Capco's future results in light of its consistently improving performance. The amendments established a final agreed amount in total cash contingent consideration and number of shares in equity contingent consideration. The liability had previously been reduced by $22.3 million in 2011 and increased by $50.2 million in the second quarter of 2013 based on forecasts of achievement of targeted operating performance.

(2)	Severance and other charges related to cost management initiatives undertaken in certain international markets.

(3)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses related to refinancing activities undertaken in the second quarter of 2013, including a $51.6 million bond premium incurred as a result of the early redemption of certain debt.

(4)	Gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(5)	Charges related to a separation and non-compete agreement and other employment agreements triggered by changes in responsibility or separation from the Company of certain Company executives.

(6)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(7)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(8)
During the 2013 and 2012 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business. In the second quarter of 2013, we received an earn-out payment related to the 2010 sale of our ClearPar business.

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

ClearPar	$—	$—	$16.7	$—
Healthcare Benefit Solutions Business	—	—	0.1	(47.8)
Participacoes	(4.5)	(8.6)	(14.9)	(31.4)
Total discontinued operations	$(4.5)	$(8.6)	$1.9	$(79.2)